UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 20, 2017

CAREDX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36536	94-3316839
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

3260 Bayshore Boulevard

Brisbane, California 94005

(Address of principal executive offices, including zip code)

(415) 287-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 20, 2017, CareDx, Inc. (the “Company”) entered into second amendments (collectively, the “Purchase Agreement Amendments”) to its conditional share purchase agreements, each dated December 16, 2015 and amended as of February 8, 2016 (collectively, the “Purchase Agreements”), with each of Midroc Invest AB, FastPartner AB and Xenella Holding AB (collectively, the “Purchasers”). The Purchase Agreement Amendments have an effective date of December 31, 2016, subject to the consent of the lenders of the Company and Allenex AB (“Allenex”), as applicable (the “Lenders”). Under the Purchase Agreements, the Company agreed to pay the Purchasers by March 31, 2017 an aggregate of $5.7 million as deferred purchase consideration for the Company’s acquisition of Allenex. The Purchase Agreement Amendments defer the Company’s payment obligations to the Purchasers pursuant to the Purchase Agreements from March 31, 2017 to July 1, 2017. Interest will accrue on the Company’s obligations to the Purchasers pursuant to the amended Purchase Agreements at a rate of 10.0% per year commencing on January 1, 2017 and continuing until the date the obligations are paid in full. The Company’s obligations to the Purchasers under the amended Purchase Agreements are secured by a pledge of shares of Allenex in favor of the Purchasers.

The foregoing description of the Purchase Agreement Amendments does not purport to be complete and is qualified in its entirety by reference to the copies of the Purchase Agreement Amendments, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

In addition, on January 20, 2017, Allenex entered into amendments to the subordinated promissory notes (the “Note Amendments”) issued by Allenex to each of FastPartner AB and Mohammed Al Amoudi (collectively, the “Noteholders”). The Note Amendments have an effective date of December 31, 2016, subject to the consent of the Lenders, as applicable. The Note Amendments amend the subordinated promissory notes issued by Allenex to FastPartner AB in the aggregate principal amount of SEK 15,400,000 (approximately US$1,800,000) and the subordinated promissory note issued by Allenex to Mohammed Al Amoudi in the aggregate principal amount of SEK 10,600,000 (approximately US$1,200,000) (collectively, the “Notes”). Under the Note Amendments, the maturity date of the Notes was extended from December 31, 2016 to July 1, 2017. Interest will accrue on Allenex’s obligations pursuant to the amended Notes at a rate of 10.0% per year commencing on January 1, 2017 and continuing until the date the obligations under the amended Notes are paid in full. Allenex’s obligations to the Noteholders under the amended Notes are secured by a pledge of shares of Allenex in favor of the Noteholders.

Item 9.01. Financial Statements and Exhibits.

d) Exhibits.

Exhibit Number	Description

10.1	Second Amendment to Conditional Share Purchase Agreement between CareDx, Inc. and Midroc Invest AB, dated as of January 20, 2017.

10.2	Second Amendment to Conditional Share Purchase Agreement between CareDx, Inc. and FastPartner AB, dated as of January 20, 2017.

10.3	Second Amendment to Conditional Share Purchase Agreement between CareDx, Inc. and Xenella Holding AB, dated as of January 20, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREDX, INC.
Date: January 23, 2017
By: /s/ Charles Constanti
Charles Constanti
Chief Financial Officer